   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 1998.
                                                     REGISTRATION NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     _____________________________________
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     _____________________________________
                                ARIS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


        WASHINGTON                                      91-1497147
(State or other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                _______________________________________________

                              2229 112TH AVENUE NE
                        BELLEVUE, WASHINGTON 98004-2936
                                 (425) 372-2747
   (Address and Telephone Number of Registrant's Principal Executive Offices)
                _______________________________________________

                    ARIS Corporation 1995 Stock Option Plan
                    ARIS CORPORATION 1997 STOCK OPTION PLAN
                            (Full Title of the Plan)
                _______________________________________________

                            Norbert W. Sugayan, Jr.
                              2229 112TH AVENUE NE
                        BELLEVUE, WASHINGTON 98004-2936
                                 (425) 372-2747
           (Name, Address and Telephone Number of Agent for Service)
                _______________________________________________

                                   COPIES TO:
                            BRADLEY B. FURBER, ESQ.
                              DAREN H. NITZ, ESQ.
                    VAN VALKENBERG FURBER LAW GROUP P.L.L.C.
                         1325 FOURTH AVENUE, SUITE 1200
                        SEATTLE, WASHINGTON  98101-2509
                           TELEPHONE:  (206) 464-0460
                           FACSIMILE:  (206) 464-2857
                _______________________________________________

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED          PROPOSED MAXIMUM        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE      AMOUNT TO BE        MAXIMUM OFFERING     AGGREGATE OFFERING      REGISTRATION
               REGISTERED                    REGISTERED(1)       PRICE PER SHARE           PRICE(2)              FEE(2)

==========================================================================================================================
Common Stock, without par value                1,040,867           $5.77 - $33.75         $21,246,292           $5,906.47
==========================================================================================================================

     (1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to such Plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

     (2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon: (a) the actual exercise price for shares subject to certain of such options; and (b) with respect to shares available for grant an estimated price per share of $15.94 based on the average of the high ($16.50) and low ($15.375) sales prices for the Registrant's Common Stock on November 27, 1998, as reported by the Nasdaq National Market.

                _______________________________________________

                           INCORPORATION BY REFERENCE


     Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by ARIS Corporation (the "Company) under Registration Number 333-40921, with respect to the securities offered pursuant to the Company's 1995 Stock Option Plan and the Company's 1997 Stock Option Plan, as amended (collectively, the "Plans"), are hereby incorporated by reference herein, and the opinions and consents listed below are annexed hereto:


ITEM 8.  EXHIBITS

     The following is a complete list of Exhibits filed as part of this Registration Statement and which are incorporated herein:

     EXHIBIT NO.    DESCRIPTION
     -----------    ------------------------------------------------------------
          5.1       Opinion of Van Valkenberg Furber Law Group P.L.L.C. as to
                    legality of shares to be issued.

         23.1       Consent of Van Valkenberg Furber Law Group P.L.L.C.
                    (Included in Exhibit 5.1).

         23.2 Consent of PricewaterhouseCoopers LLP, independent certified public accountants for the Company.

         24.1 Power of Attorney (Included in the signature page to this Registration Statement).

         99.1       Amendment dated March 24, 1998 to ARIS Corporation 1997
                    Stock Option Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bellevue, State of Washington, on November 30, 1998.

                                       ARIS CORPORATION



                                       By  /s/ Paul Y. Song
                                           ----------------
                                           Paul Y. Song
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Paul Y. Song and Thomas W. Averill, or either of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                       Title                                  Date
                     ---------                                       -----                                  ----
  /s/  Paul Y. Song                                                Chairman,                         November 30, 1998
---------------------------------------------------              President and
Paul Y. Song                                                Chief Executive Officer
                                                         (Principle Executive Officer)

  /s/  Thomas W. Averill                                 Vice President, Finance and
---------------------------------------------------        Chief Financial Officer                   November 30, 1998
Thomas W. Averill                                     (Principle Financial and Accounting
                                                                   Officer)

  /s/  Kendall W. Kunz                                       Senior Vice President                   November 30, 1998
---------------------------------------------------              and Director
Kendall W. Kunz

  /s/  Bruce R. Kennedy                                           Director                           November 30, 1998
---------------------------------------------------
Bruce R. Kennedy

  /s/  Kenneth A. Williams                                        Director                           November 30, 1998
---------------------------------------------------
Kenneth A. Williams


     EXHIBIT NO.    DESCRIPTION
     -----------    ------------------------------------------------------------
          5.1       Opinion of Van Valkenberg Furber Law Group P.L.L.C. as to
                    legality of shares to be issued.

         23.1       Consent of Van Valkenberg Furber Law Group P.L.L.C.
                    (Included in Exhibit 5.1).

         23.2 Consent of PricewaterhouseCoopers LLP, independent certified public accountants for the Company.

         24.1 Power of Attorney (Included in the signature page to this Registration Statement).

         99.1       Amendment dated March 24, 1998 to ARIS Corporation 1997
                    Stock Option Plan.